                                                                Exhibit 10.7


                            STOCK PURCHASE AGREEMENT


                                       by

                                       and

                                     between

                             USinternetworking, Inc.

                                       and

                               USi Partners, Ltd.

                            -------------------------
                            Dated as of June 19, 1998

                                TABLE OF CONTENTS


                                                                                       PAGE
                                                                                       ----
ARTICLE 1. DEFINITIONS...................................................................1

           1.1.  Definitions.............................................................1
           1.2.  Accounting Terms; Financial Statements..................................4
           1.3.  Knowledge Standard......................................................4
           1.4.  Other Defined Terms.....................................................5

ARTICLE 2. AUTHORIZATION OF PREFERRED SHARES; PURCHASE
           AND SALE OF PREFERRED SHARES..................................................5

           2.1.  Preferred Shares........................................................5
           2.2.  Purchase and Sale of Preferred Shares...................................6
           2.3.  Closing.................................................................6
           2.4.  Fees and Expenses.......................................................6

ARTICLE 3. CONDITIONS TO THE OBLIGATION OF THE PURCHASER
           TO PURCHASE THE PREFERRED SHARES..............................................6

           3.1.  Representations and Warranties..........................................6
           3.2.  Compliance with Terms and Conditions of this Agreement..................7
           3.3.  Delivery of Certificates Evidencing the Shares..........................7
           3.4.  Closing Certificates....................................................7
           3.5.  Secretary's Certificates................................................7
           3.6.  Documents...............................................................7
           3.7.  Purchase Permitted by Applicable Laws...................................7
           3.8.  Consents and Approvals..................................................8
           3.9.  Amended and Restated Shareholders'Agreement.............................8
           3.10. Certificate and By-laws.................................................8
           3.11. No Material Judgment or Order...........................................8
           3.12. Employment Agreements...................................................8
           3.13. Legal Opinion...........................................................8
           3.14. Budget Delivery.........................................................8

ARTICLE 4. CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CLOSE..........................9

           4.1.  Representations and Warranties..........................................9
           4.2.  Compliance with this Agreement..........................................9
           4.3.  Closing Certificate.....................................................9
           4.4.  Issuance Permitted by Applicable Laws...................................9
           4.5.  Payment of Purchase Price...............................................9


           4.6.  Consents and Approvals..................................................9
           4.7.  Amended and Restated Shareholders'Agreement............................10
           4.8.  No Material Judgment or Order..........................................10

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................10

           5.1.  Corporate Existence and Authority......................................10
           5.2.  Corporate Authorization; No Contravention..............................10
           5.3.  Governmental Authorization; Third Party Consents.......................11
           5.4.  Binding Effect.........................................................11
           5.5.  Capitalization.........................................................11
           5.6.  Private Offering.......................................................12
           5.7.  Litigation.............................................................12
           5.8.  Financial Statements...................................................13
           5.9.  Title and Condition of Assets..........................................13
           5.10. Contractual Obligations................................................13
           5.11. Tax Matters............................................................13
           5.12. Severance Arrangements.................................................13
           5.13. Investment Company/Government Regulations..............................14
           5.14. Broker's, Finder's or Similar Fees.....................................14
           5.15. Labor Relations and Employee Matters...................................14
           5.16. Employee Benefits Matters..............................................14
           5.17. Outstanding Borrowings.................................................14
           5.18. Insurance Schedule.....................................................15
           5.19. Solvency...............................................................15
           5.20. No Other Agreements to Sell the Assets or Capital Stock of the
                 Company................................................................15
           5.21. Key Employees..........................................................15
           5.22. Compliance with Law....................................................15
           5.23. Disclosure.............................................................15

ARTICLE 6. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER..............................16

           6.1.  Limited Liability Existence and Authority..............................16
           6.2.  Organization; Authorization; No Contravention..........................16
           6.3.  Binding Effect.........................................................16
           6.4.  Purchase for Own Account...............................................17
           6.5.  Financial Condition....................................................17
           6.6.  Receipt of Information.................................................18
           6.7.  Broker's, Finder's or Similar Fees.....................................18


           6.8.  Governmental Authorization; Third Party Consent........................18
           6.9.  Litigation.............................................................18

ARTICLE 7. COVENANTS OF THE COMPANY WITH RESPECT  TO THE PERIOD FOLLOWING
            THE CLOSING.................................................................19

           7.1.  Reservation of Shares..................................................19
           7.2.  Intentionally omitted..................................................19
           7.3.  Intentionally omitted..................................................19
           7.4.  Issuance of Additional Preferred Shares................................19

ARTICLE 8. INDEMNIFICATION..............................................................20

           8.1.  Indemnification........................................................20
           8.2.  Notification...........................................................21

ARTICLE 9. MISCELLANEOUS................................................................22

           9.1.  Survival of Representations and Warranties.............................22
           9.2.  Notices................................................................22
           9.3.  Successors and Assigns.................................................23
           9.4.  Amendment and Waiver...................................................23
           9.5.  Counterparts...........................................................23
           9.6.  Headings...............................................................23
           9.7.  Governing Law..........................................................23
           9.8.  Jurisdiction...........................................................24
           9.9.  Severability...........................................................24
           9.10. Rules of Construction..................................................24
           9.11. Entire Agreement.......................................................24
           9.12. Publicity..............................................................25
           9.13. Further Assurances.....................................................25
           9.14. Waiver of Jury Trial...................................................25


                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of this 19th day of June, 1998, by and between USinternetworking, Inc., a Delaware corporation (the "Company") and USi Partners, Ltd., an Ohio limited liability company (the "Purchaser").

                                    RECITALS:


         A. Upon the terms and subject to the conditions set forth in this Agreement, the Company proposes to issue and sell shares of its Series A Convertible Preferred Stock ("Series A Preferred Stock", as defined below) to the Purchaser.

         B. The Purchaser desires to purchase from the Company shares of the Series A Preferred Stock as set forth on SCHEDULE 1 hereto.

         C. The Purchaser and the Company desire to set forth the objectives and agreements that will govern their relations and responsibilities with respect to each other by entering into concurrently with the sale and purchase of securities hereunder a Amended and Restated Shareholders' Agreement (as defined below).

                                   AGREEMENT:


         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1.
                                   DEFINITIONS

         1.1.      DEFINITIONS.

         As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

         "AFFILIATE" means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, whether by contract, through one or more intermediaries, or otherwise.

         "BUDGET" means a fiscal year operating budget, which shall include monthly capital and operating expense budgets, cash flow statements, capital expenditure budgets, profit and loss projections and employee hiring projections.

         "BUSINESS DAY" shall mean a day other than a Saturday or Sunday or any federal holiday.

         "COMMISSION" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act (as defined below).

         "COMMON STOCK" means the common stock, par value $.001 per share, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

         "CONDITION OF THE COMPANY" means the assets, business, properties, operations, financial condition or prospects of the Company.

         "EMPLOYMENT AGREEMENTS" means the employment agreements between the Company and the Key Employees.

         "EMPLOYEE PLANS" means all benefits arrangements, pensions plans or welfare plans adopted by the Company for its employees.

         "EMPLOYEE STOCK OPTION PLAN" means an employee stock option plan adopted by the Compensation Committee of the Board of Directors of the Company providing for the issuance to certain employees of the Company of options to purchase a certain number of shares of Common Stock at a certain exercise price per share the total number of shares of Common Stock which may be issued under such plan shall not exceed 6.5% of the total number of outstanding shares of common stock calculated on a fully diluted basis, not including the options and shares issuable or issued on exercise of options pursuant to the Employee Stock Option Plan.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

         "GAAP" means United States generally accepted accounting principles, in effect from time to time, consistently applied.

         "GOVERNMENTAL AUTHORITY" means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "HOLDERS" means the Persons (other than the Purchaser) listed as "Shareholders" on the signature page to the Amended and Restated Shareholders' Agreement.

         "INDEBTEDNESS" means, as to any Person: (a) all obligations, whether or not contingent, of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all obligations of such Person representing the balance of deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (g) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (f)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) all Indebtedness of any other Person referred to in clauses (a) through (f) above, guaranteed, directly or indirectly, by that Person.

         "KEY EMPLOYEES" means the individuals listed on Schedule A.

         "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or other security interest of any kind or nature whatsoever (excluding preferred stock or equity related preferences) including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease obligation, or any financing lease having substantially the same economic effect as any of the foregoing.

         "OUTSTANDING BORROWINGS" means all Indebtedness of the Company for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured).

         "PERSON" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

         "REQUIREMENTS OF LAW" means, as to any Person, the provisions of the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise, order, judgment, or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or applicable to any or all of the transactions contemplated by or referred to in the Transaction Agreements.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

         "SERIES A PREFERRED STOCK" means the 8% Series A Convertible Preferred Stock, par value $.01 per share, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

         "AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT" means the Amended and Restated Shareholders' Agreement substantially in the form attached hereto as EXHIBIT A.

         "TRANSACTION AGREEMENTS" means collectively, this Agreement and the Amended and Restated Shareholders' Agreement.

         "TRANSACTION EXPENSES" means any and all reasonable out-of-pocket (i) legal expenses incurred by the Purchaser in connection with the negotiation and preparation of the Transaction Agreements, the consummation of the transactions contemplated thereby and preparation for any of the foregoing, including, without limitation, travel expenses, reasonable fees, charges and disbursements of counsel and any similar or r elated legal costs and legal expenses; and (ii) other expenses incurred by the Purchaser in connection with the negotiation and preparation of the Transaction Agreements.

         1.2.      ACCOUNTING TERMS; FINANCIAL STATEMENTS.

         All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term "sound accounting practice" shall mean such accounting practice as, in the opinion of the independent certified public accountants regularly retained by the Company conforms at the time to GAAP applied on a consistent basis except for changes with which such accountants concur.

         1.3.      KNOWLEDGE STANDARD.

         When used herein, the phrase "to the knowledge of" any Person, "to the best knowledge of" any Person or any similar phrase shall mean, (i) with respect to any individual, the actual knowledge of such Person, (ii) with respect to any corporation, the actual knowledge of the officers and directors of such corporation and the knowledge of such facts that such persons should have in the exercise of their duties after reasonable inquiry, and (iii) with respect to a partnership, the actual knowledge of the officers and directors of the general partner of such partnership and the knowledge of such facts that such persons should have in the exercise of their duties after reasonable inquiry.

         1.4.      OTHER DEFINED TERMS.

         The following terms shall have the meanings specified in the Sections set forth below:


              TERM                                    SECTION
              ----                                    -------
              Actions                                   5.7
              Additional Preferred Shares               7.4
              Certificate of Incorporation              2.1
              Certificate                               2.1
              Certificate of Designation                2.1
              Closing Date                              2.2
              Closing                                   2.3
              Indemnified Party                         8.2
              Indemnifying Party                        8.2
              Liabilities                               8.1
              Preferred Shares                          2.1
              Purchase Price                            2.2
              Purchasing Indemnified Party              9.1
              Purchasing Indemnifying Party             9.1
              Selling Indemnified Party                 9.1
              Selling Indemnifying Party                9.1


                                   ARTICLE 2.
                       AUTHORIZATION OF PREFERRED SHARES;
                      PURCHASE AND SALE OF PREFERRED SHARES

         2.1.      PREFERRED SHARES.

         The Board of Directors of the Company has authorized the issuance and sale of 1,166.67 shares (the "Preferred Shares") of the Series A Preferred Stock and has duly adopted resolutions establishing the rights, preferences, privileges and restrictions of the Series A Preferred Stock. The Preferred Shares will have the respective rights, preferences and privileges set forth in the Company's Amended and Restated Certificate of Incorporation, as it will be in effect on the Closing Date (the "Certificate of Incorporation") and the form of Certificate of Designations, Preferences, and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof set forth in EXHIBIT B hereto (the "Certificate of Designation" and together with the Certificate of Incorporation, the "Certificate").

         2.2.      PURCHASE AND SALE OF PREFERRED SHARES.

         Upon the terms and subject to the conditions herein contained, on June 22, 1998, or such other day as the parties may agree (the "Closing Date"), the Company shall issue to the Purchaser, and the Purchaser shall acquire from the Company, the number of Preferred Shares set forth on SCHEDULE 1 hereto. The aggregate purchase price of such Preferred Shares, to be paid by the Purchaser in the amount set forth next to the Purchaser's name on SCHEDULE 1 hereto, shall be Seven Hundred Thousand Two Dollars ($700,002) (the "Purchase Price").

         2.3.      CLOSING.

         The closing of the sale to and purchase by the Purchaser of the Preferred Shares (the "Closing") shall occur at 11 o'clock A.M., local time on the Closing Date at the offices of Latham & Watkins, 1001 Pennsylvania Avenue, N.W., Washington, D.C. 20004, or such other location as the parties may agree. At the Closing, (i) the Company shall deliver to the Purchaser a certificate evidencing the Preferred Shares being purchased by the Purchaser, free and clear of any Liens of any nature whatsoever, other than those created by the Certificate or the Amended and Restated Shareholders' Agreement, registered in the Purchaser's name, and (ii) the Purchaser shall deliver to the Company the Purchase Price, as set forth next to the Purchaser's name on SCHEDULE 1 hereto, by cashier's or certified check or wire transfer of immediately available funds.

         2.4.      FEES AND EXPENSES.

         Concurrently with the Closing, the Company shall reimburse the Purchaser for the Transaction Expenses, which payment shall be made by wire transfer of immediately available funds to an account or accounts designated by the Purchaser.

                                   ARTICLE 3.
                       CONDITIONS TO THE OBLIGATION OF THE
                   PURCHASER TO PURCHASE THE PREFERRED SHARES

         The obligation of the Purchaser to purchase the Preferred Shares, to pay the Purchase Price therefor and to perform any of its obligations hereunder on the Closing Date (unless otherwise specified) shall be subject to the satisfaction of the following conditions on or before the Closing Date:

         3.1.      REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the Company contained in Section 5 hereof shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date.

         3.2.      COMPLIANCE WITH TERMS AND CONDITIONS OF THIS AGREEMENT.

         The Company shall have performed and complied with all of the agreements and conditions set forth herein that are required to be performed or complied with by the Company on or before the Closing Date.

         3.3.      DELIVERY OF CERTIFICATES EVIDENCING THE SHARES.

         The Company shall have delivered to the Purchaser the certificates evidencing the Preferred Shares as set forth in Section 2.3.

         3.4.      CLOSING CERTIFICATES.

         The Company shall have delivered to the Purchaser a certificate executed by an authorized officer of the Company, certifying that the representations and warranties of the Company are true and correct in all material respects on and as of the Closing Date, and that the conditions set forth in this Section 3 to be satisfied by the Company have been satisfied on and as of the Closing Date.

         3.5.      SECRETARY'S CERTIFICATES.

         The Purchaser shall have received a certificate from the Company, dated as of the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying that the attached copies of the Certificate of Incorporation, Certificate of Designation, By-laws of the Company, (all of which will be in form and substance consistent with this Agreement) and resolutions of the Board of Directors of the Company approving the Transaction Agreements and the transactions referred to therein, are all true, complete and correct and remain unamended and in full force and effect.

         3.6.      DOCUMENTS.

         The Purchaser shall have received true, complete and correct copies of such documents and such other information as it may have reasonably requested in connection with or relating to the sale of the Preferred Shares and the transactions required to be performed by the Transaction Agreements.

         3.7.      PURCHASE PERMITTED BY APPLICABLE LAWS.

         The acquisition of and payment for the Preferred Shares to be acquired by the Purchaser hereunder and the consummation of this Agreement (a) shall not be prohibited by any Requirements of Law, and (b) shall not conflict with or be prohibited by any Contractual Obligation of the Company.

         3.8.      CONSENTS AND APPROVALS.

         All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those material Contractual Obligations of the Company necessary or required in connection with the execution, delivery or performance (including, without limitation, the issuance of the Preferred Shares and the issuance of the Common Stock upon conversion of the Preferred Shares) by the Company shall have been obtained and be in full force and effect and all waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.

         3.9.      AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT.

         The Company and the Shareholders shall have duly executed and delivered to the Purchaser the Amended and Restated Shareholders' Agreement.

         3.10.     CERTIFICATE AND BY-LAWS.

         The Company shall have adopted a Certificate of Incorporation and the Certificate of Designation and the By-laws of the Company shall be amended as may be required by the Certificate and the Amended and Restated Shareholders' Agreement.

         3.11.     NO MATERIAL JUDGMENT OR ORDER.

         There shall not be any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which, in the reasonable judgment of the Purchaser, would (i) prohibit the purchase of the Preferred Shares hereunder,
(ii) subject the Purchaser to any penalty if the Preferred Shares were to be purchased hereunder, or (iii) question the validity or legality of the transactions required to be performed under this Agreement.

         3.12.     EMPLOYMENT AGREEMENTS.

         The Company and the Key Employees shall have executed and delivered the Employment Agreements.

         3.13.     LEGAL OPINION.

         The Purchaser shall have received an opinion of counsel for the Company in the form attached as EXHIBIT C hereto.

         3.14.     BUDGET DELIVERY.

         The Company shall have delivered a copy of the Budget.

                                   ARTICLE 4.
                         CONDITIONS TO THE OBLIGATION OF
                              THE COMPANY TO CLOSE

         The obligation of the Company to issue and sell the Preferred Shares and the other obligations of the Company hereunder, shall be subject to the satisfaction of the following conditions on or before the Closing Date:

         4.1.      REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the Purchaser contained in
Section 6 hereof shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date.

         4.2.      COMPLIANCE WITH THIS AGREEMENT.

         The Purchaser shall have performed and complied with all of the agreements and conditions set forth herein that are required to be performed or complied with by the Purchaser on or before the Closing Date.

         4.3.      CLOSING CERTIFICATE.

         The Purchaser shall have delivered to the Company a certificate executed by the Purchaser certifying that the representations and warranties of the Purchaser contained in this Agreement are true and correct in all material respects on and as of the Closing Date and that the conditions contained in this
Section 4 to be satisfied by the Purchaser have been satisfied on and as of the Closing Date.

         4.4.      ISSUANCE PERMITTED BY APPLICABLE LAWS.

         The issuance of the Preferred Shares to be issued by the Company hereunder and the consummation of this Agreement (a) shall not be prohibited by any Requirements of Law, and (b) shall not conflict with or be prohibited by any Contractual Obligations of the Purchaser.

         4.5.      PAYMENT OF PURCHASE PRICE.

         The Purchaser shall have tendered to the Company the Purchase Price as set forth in Section 2.

         4.6.      CONSENTS AND APPROVALS.

         All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those material Contractual Obligations of the Purchaser necessary or required in connection with the execution, delivery or performance by the Purchaser shall have been obtained and be in full force and effect and all waiting periods shall have lapsed without extension or imposition of any conditions or restrictions.

         4.7.      AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT.

         The Purchaser shall have duly executed and delivered to the Company the Amended and Restated Shareholders' Agreement.

         4.8.      NO MATERIAL JUDGMENT OR ORDER.

         There shall not be any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirements of Law which, in the reasonable judgment of the Company would (i) prohibit the sale of the Shares or the consummation of the other transactions hereunder, (ii) subject the Company to any penalty if the Shares were to be sold hereunder or (iii) question the validity or legality of the transactions required to be performed under this Agreement.

                                   ARTICLE 5.
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

         The Company represents and warrants to, and covenants with, the Purchaser as of the date hereof and as of the Closing Date as follows:

         5.1.      CORPORATE EXISTENCE AND AUTHORITY.

         The Company was incorporated on January 14, 1998 and (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged, and (c) has the corporate power and authority to execute, deliver and perform its obligations under each Transaction Agreement to which it is or will be a party.

         5.2.      CORPORATE AUTHORIZATION; NO CONTRAVENTION.

         The execution, delivery and performance by the Company of each of the Transaction Agreements and the consummation of the transactions contemplated thereby, including, without limitation, the issuance of the Preferred Shares,
(a) on or before the Closing Date, shall have been duly authorized by all necessary corporate action, including, if required, stockholder action, (b) do not conflict with or contravene the terms of the Certificate or the By-laws of the Company, or any amendment thereof; and (c) will not violate, conflict with or result in any material breach or contravention of (i) any Contractual Obligation of the Company or (ii) any Requirements of Law applicable to the Company.

         5.3.      GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENTS.

         No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any applicable Requirements of Law in effect on the date hereof, and no lapse of a waiting period under any applicable Requirements of Law in effect on the date hereof, is necessary or required in connection with the execution and delivery of the Transaction Agreements by the Company or the performance by the Company or enforcement against the Company of any material obligation by the Company under the Transaction Agreements or the transactions to be performed hereunder.

         5.4.      BINDING EFFECT.

         This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability.

         5.5.      CAPITALIZATION.

         On the Closing Date, the capital stock of the Company shall consist of One Hundred Fifty Million (150,000,000) shares of Common Stock and One Hundred Thousand (100,000) shares of preferred stock, with such shares including the Preferred Shares. Of the 150,100,000 authorized shares of capital stock of the Company, immediately after the Closing, there will be (i) 15 million shares of Common Stock issued and outstanding; (ii) Five Million (5,000,000) shares of Common Stock reserved for issuance pursuant to the Employee Stock Option Plan;
(iii) 46,166.67 shares of Series A Preferred Stock issued and outstanding, not including the shares that could be issued pursuant to Section 7.4(a) hereof; and
(iv) 98,100,006 fully diluted shares of Common Stock outstanding, assuming conversion of all of the outstanding shares of Series A Preferred Stock mentioned in subsection (iii) above, into 83,100,006 shares of common stock, but not including any shares authorized pursuant to the Employee Stock Option Plan. As of the Closing Date, all outstanding shares of capital stock of the Company, including the Preferred Shares, and the shares of Common Stock issuable upon conversion of the Preferred Shares (when issued in accordance with the conversion terms thereof), will be duly authorized and validly issued, fully paid, nonassessable and free and clear of any Liens, preferential rights, priorities, claims, options, charges or other encumbrances or restrictions other than those created by the Certificate, the Bylaws, and the Amended and Restated Shareholders' Agreement.

              (a) SCHEDULE 5.5 sets forth the name of each holder of the issued and outstanding capital stock of the Company, the number of shares of such capital stock held beneficially or of record by each such holder, the name of each Person holding any options or other rights to purchase any capital stock of the Company (except as may be permitted under the Amended and Restated Shareholders' Agreement), the number, class and series of shares of capital stock subject to each such option or right and the exercise price of each such option or right. Except for the options under the Employee Stock Option Plan and the Preferred Shares, and except as identified in Section 7.4, there are no outstanding securities convertible into or exchangeable for capital stock of the Company or options, warrants or other rights to purchase or subscribe to capital stock of the Company or contracts, commitments, agreements, understandings or arrangements of any kind to which the Company or any Holder is a party relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such options, warrants or rights. The Company has no subsidiaries.

              (b) Except as set forth on SCHEDULE 5.5 and as may be provided in the Amended and Restated Shareholders' Agreement, no Person has any preemptive rights, rights of first refusal, "tag along" rights, rights of co-sale or any similar rights with respect to the issuance of the Preferred Shares contemplated hereby or the issuance of any additional shares of stock by the Company.
SCHEDULE 5.5 identifies all Persons holding any such rights and describes the material terms of all such rights.

         5.6.      PRIVATE OFFERING.

         No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Preferred Shares. No registration of the Preferred Shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws will be required by the offer, sale or issuance of the Preferred Shares pursuant to this Agreement. The Company agrees that neither it, nor anyone authorized to act on its behalf, will offer or sell the Preferred Shares or any other security so as to require the registration of the Preferred Shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such Preferred Shares are so registered.

         5.7.      LITIGATION.

         The Company has not received any notice of any governmental charge, complaint or action or court order, writ, injunction, judgment or decree outstanding or any claim, suit, litigation, legal proceeding, (collectively, "Actions") which if adversely determined would have a material adverse effect on
(i) the Company or the Condition of the Company (ii) the transactions required to be performed by the Company under this Agreement or the Transaction Agreements and, to the Company's knowledge, there is no valid basis therefor, and no Action is threatened against the Company.

         5.8.      FINANCIAL STATEMENTS.

         The Company was incorporated on January 14, 1998, and has not yet commenced business operations. As of the date hereof, it has no assets, except as described below, and has not prepared financial statements. SCHEDULE 5.8(A) sets forth all expenditures by or on behalf of the Company since its formation in excess of $25,000, in any one case, or $200,000, in the aggregate. The Company's projections attached hereto as SCHEDULE 5.8(B) were prepared by the Company's management in good faith, are based on reasonable assumptions, represent management's best estimates of the Company's predicted operations and performance under its business plan and reflect actual subjective expectations of the Company's management. The Company has no reason to believe that the results reflected in such projections are not attainable.

         5.9.      TITLE AND CONDITION OF ASSETS.

         The Company currently has no assets (other than cash) except as listed on SCHEDULE 5.10. The Company has a valid and enforceable leasehold interest in its leases listed on SCHEDULE 5.10 pursuant to the terms of the lease agreements and is not in default thereunder.

         5.10.     CONTRACTUAL OBLIGATIONS.

         The Company has not entered into any contracts or agreements or incurred any material liabilities, other than pursuant to the Transaction Agreements and the agreements listed on SCHEDULE 5.10.

         5.11.     TAX MATTERS.

         The Company has duly filed all tax reports and returns required to be filed by it, including all federal, state, local and foreign tax returns and reports and paid all taxes due with respect thereto.

         5.12.     SEVERANCE ARRANGEMENTS.

         Except as set forth on SCHEDULE 5.12, the Company has not entered into any severance or similar arrangement in respect of any present or former employee of the Company that will result in any obligation (absolute or contingent) of the Company to make any payment to such present or former employee of the Company following termination of employment.

         5.13.     INVESTMENT COMPANY/GOVERNMENT REGULATIONS.

         Immediately following the Closing, after giving effect to the transactions contemplated by the Transaction Agreements, neither the Company nor any Person controlling, controlled by or under common control with the Company will be an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, or any federal or state statute or regulation limiting its ability to incur Indebtedness.

         5.14.     BROKER'S, FINDER'S OR SIMILAR FEES.

         There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any officer, director, shareholder, or Affiliate of the Company or any action taken by any such person.

         5.15.     LABOR RELATIONS AND EMPLOYEE MATTERS.

              (a) The Company is not and has not engaged in any unfair labor practice.

              (b) Except as set forth on SCHEDULE 5.10, the Company is not a party to any employment agreement (other than "at will" employment relationships), collective bargaining agreement or covenant not to compete.

              (c) No complaint under any statute or regulation relating to employment has been filed against the Company.

         5.16.     EMPLOYEE BENEFITS MATTERS.

         Except as set forth on SCHEDULE 5.16, the Company has not adopted or implemented any Employee Plan.

         5.17.     OUTSTANDING BORROWINGS.

         SCHEDULE 5.17 lists the amount of all Outstanding Borrowings as of the date hereof and the name of each lender thereof.

         5.18.     INSURANCE SCHEDULE.

         SCHEDULE 5.18 accurately summarizes all of the Company's insurance policies or programs in effect as of the date hereof and indicates the insurer's name and policy number and also indicates any self-insurance program that is in effect.

         5.19.     SOLVENCY.

         The Company has not (i) made a general assignment for the benefit of its creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition in bankruptcy by its creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets or properties, (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets or (v) admitted in writing its inability to pay its debts as they come due.

         5.20. NO OTHER AGREEMENTS TO SELL THE ASSETS OR CAPITAL STOCK OF THE COMPANY.

         Other than as otherwise set forth in this Agreement, the Company has no legal obligation, absolute or contingent, other than the obligations of the Company under the Transaction Agreements, to any person or firm to (i) sell any capital stock of the Company or, outside of the ordinary course of business, assets, or effect any merger, consolidation or other reorganization of the Company or (ii) enter into any agreement with respect any of the foregoing.

         5.21.     KEY EMPLOYEES.

         The performance by the Key Employees of their duties for the Company as contemplated by the Company's business plan will not violate any provision of any agreement to which any of such persons or the Company is a party, including any agreement with any former employer of any such person, or give rise to any obligation or liability of the Company to any third party or limit in any way the Company's ability to conduct its business. None of the Key Employees is engaged, directly or indirectly, or has any interest (other than as a shareholder of a public company) in any entity which is engaged in competition with the Company in its planned activities.

         5.22.     COMPLIANCE WITH LAW.

         In its conduct of its business and affairs since its formation, the Company has complied in all material respects with all applicable Requirements of Law.

         5.23.     DISCLOSURE.

         The Company has, to the best of its knowledge, fully responded to all requests for information, and the Company has accurately answered all questions from the Purchaser concerning the Condition of the Company, and has not knowingly withheld any facts relating thereto which it reasonably believes to be material with respect to its Condition. No information in this Agreement or in any Exhibit or Schedule attached to this Agreement, contains or will contain any untrue statement of a material fact or when considered together with all such information delivered to the Purchaser omits to state any material fact. The disclosures made in writing by the Company in connection with this Agreement when read in the light of the circumstances when made and taken as a whole, did not when made contain any untrue statement of a material fact.

                                   ARTICLE 6.
                               REPRESENTATIONS AND
                           WARRANTIES OF THE PURCHASER

         The Purchaser hereby represents and warrants to the Company as of the date hereof as follows:

         6.1.      LIMITED LIABILITY COMPANY EXISTENCE AND AUTHORITY.

         As applicable, the Purchaser (a) is a limited liability company, duly organized, validly existing and in good standing under the laws of Ohio, (b) has all requisite power and authority to own its assets and operate its business, and (c) has all requisite power and authority to execute, deliver and perform its obligations under each of the Transaction Agreements to which it is or will be a party.

         6.2.      ORGANIZATION; AUTHORIZATION; NO CONTRAVENTION.

         The execution, delivery and performance by the Purchaser of the Transaction Agreements to which it is a party and the consummation of the transactions contemplated thereby, including, without limitation, the acquisition of the Preferred Shares: (a) is within the Purchaser's limited liability company authority, and has been duly authorized by all necessary action on the part of the Purchaser; (b) does not conflict with or contravene the terms of the Purchaser's Articles of Organization or Operating Agreement or by-laws, as applicable; and (c) will not violate, conflict with or result in any material breach or contravention of (i) any Contractual Obligation of the Purchaser, or (ii) the Requirements of Law or any order or decree applicable to the Purchaser.

         6.3.      BINDING EFFECT.

         This Agreement has been duly executed and delivered by the Purchaser, and this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         6.4.      PURCHASE FOR OWN ACCOUNT.

         The Preferred Shares, and the shares of Common Stock to be issued upon conversion of the Preferred Shares, are being or will be acquired by the Purchaser for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of the Purchaser at all times to sell or otherwise dispose of all or any part of the Preferred Shares or the shares of Common Stock issuable upon conversion of the Preferred Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of the Purchaser's property being at all times within its control. If the Purchaser should in the future decide to dispose of any of the Preferred Shares or the shares of Common Stock issuable upon conversion of the Preferred Shares, the Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. The Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of the Preferred Shares or the shares of Common Stock to be issued upon conversion of the Preferred Shares to the following effect:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT, DATED AS OF JUNE 22, 1998. A COPY OF SUCH AGREEMENT MAY BE OBTAINED FROM THE COMPANY UPON REQUEST."

         6.5.      FINANCIAL CONDITION.

         The Purchaser's financial condition is such that it is able to bear the risk of holding the Preferred Shares for an indefinite period of time and can bear the loss of its entire investment in the Preferred Shares. The Purchaser has such knowledge and experience in financial and business matters and in making high risk investments of this type that it is capable of evaluating the merits and risks of the purchase of the Preferred Shares.

         6.6.      RECEIPT OF INFORMATION.

         The Purchaser has been furnished access to the business records of the Company and such additional information and documents as the Purchaser has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and condition of this Agreement, the purchase of the Preferred Shares, the prospective operations, market potential, capitalization, financial conditions, and prospects of the business to be conducted by the Company, and all other matters deemed relevant by the Purchaser.

         6.7.      BROKER'S, FINDER'S OR SIMILAR FEES.

         There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Purchaser or any action taken by the Purchaser.

         6.8.      GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENT.

         No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirements of Law, and no lapse of a waiting period under any Requirements of Law, is necessary or required in connection with the execution, delivery or performance by the Purchaser (including, without limitation, the acquisition of the Shares) or enforcement against the Purchaser of this Agreement or the Transaction Agreements to which it is a party or the transactions contemplated thereby.

         6.9.      LITIGATION.

         No Actions are pending, or to the best knowledge of the Purchaser, threatened relating to or affecting the transactions required to be performed by the Purchaser under the Transaction Agreements.

                                   ARTICLE 7.
                      COVENANTS OF THE COMPANY WITH RESPECT
                       TO THE PERIOD FOLLOWING THE CLOSING

         Until all Preferred Shares are no longer outstanding due to conversion or otherwise and until the payment by the Company of all other amounts due to the Purchaser under the Transaction Agreements or the Certificate, the Company hereby covenants and agrees with the Purchaser as follows:

         7.1.      RESERVATION OF SHARES.

         The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue or delivery upon conversion of the Preferred Shares and the Additional Preferred Shares (as defined below) as provided in the Certificate, the maximum number of shares of Common Stock that may be issuable or deliverable upon such conversion. Such shares of Common Stock shall, when issued or delivered in accordance with the provisions of the Certificate, be duly authorized, validly issued and fully paid and non-assessable. The Company shall issue such Common Stock in accordance with the provisions of the Certificate and shall otherwise comply with the terms thereof.

         7.2.      INTENTIONALLY OMITTED.

         7.3.      INTENTIONALLY OMITTED.

         7.4.      ISSUANCE OF ADDITIONAL PREFERRED SHARES.

         The Company may issue (i) up to an additional Six Thousand (6,000) Preferred Shares to US WEST or its affiliates on terms no more favorable to such investor than the terms of the Series A Preferred Stock, or to one or more other investors, which investors may include the Key Employees, on terms no more favorable to the investors than the terms of the Series A Preferred Stock; (ii) up to 44,000 shares of Series A Preferred Stock to the Purchasers (defined below) pursuant to the Amended and Restated Stock Purchase Agreement, dated as of June 22, 1998, by and among the Company and Blue Chip Capital Fund II Limited Partnership ("Blue Chip"), Miami Valley Venture Fund L.P. ("Miami Valley"), Grotech Partners IV L.P. ("Grotech"), Southern Venture Fund SBIC, L.P. ("Massey"), Southern Venture Fund II, L.P. ("Massey II"), Venrock Associates ("Venrock") and Venrock Associates II, L.P. ("Venrock II", Blue Chip, Miami Valley, Grotech, Massey, Massey II, Venrock and Venrock II are referred to collectively as the "Purchasers"); and (iii) 1,666.67 shares of Series A Preferred Stock to Christopher R. McCleary (any or all of the foregoing, the "Additional Preferred Shares"). In addition to the foregoing, the Additional Preferred Shares shall have the rights, preferences and privileges as the Board of Directors shall determine. The Purchaser by consummating the purchase of the Preferred Shares, thereby grants its consent, as a holder of Series A Preferred Stock and pursuant to paragraph 5(b)(12) of the Certificate of Designation, to the above-described issuance of the Additional Preferred Shares.

                                   ARTICLE 8.
                                 INDEMNIFICATION

         8.1.      INDEMNIFICATION.

              (a) In addition to all other sums due hereunder or provided for in this Agreement, the Company (the "Selling Indemnifying Party") shall defend, indemnify and hold harmless the Purchaser and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners and assigns (each a "Purchasing Indemnified Party") to the fullest extent permitted by law from and against any and all losses, costs, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel, as limited by Section 8.2 below) and other liabilities (collectively, "Liabilities") incurred or suffered by any Purchasing Indemnified Party resulting from or arising out of (i) any breach by any Selling Indemnifying Party of any representation or warranty, covenant or agreement of the Selling Indemnifying Party in this Agreement; provided, however, that no Selling Indemnifying Party shall be liable under this Section 8.1 to any Purchasing Indemnified Party to the extent that it is finally judicially determined that such Liabilities resulted primarily from the material breach by such Purchasing Indemnified Party of any representation, warranty, covenant or other agreement of such Purchasing Indemnified Party contained in this Agreement or (ii) any material liability of the Company on the Closing Date not disclosed in this Agreement.

              (b) In addition to all other sums due hereunder or provided for in this Agreement, the Purchaser (the "Purchasing Indemnifying Party"), severally and not jointly, shall defend, indemnify and hold harmless the Company and its Affiliates and its officers, directors, agents, employees, subsidiaries, partners and assigns (each a "Selling Indemnified Party") to the fullest extent permitted by law from and against any and all Liabilities incurred or suffered by such Selling Indemnified Parties resulting from or arising out of any breach of any representation, warranty, covenant or agreement of any Purchasing Indemnifying Party in this Agreement; provided, however, that the Purchasing Indemnifying Party shall not be labile under this Section 8.1 to a Selling Indemnified Party to the extent that it is finally judicially determined that such Liabilities resulted primarily from the material breach by such Selling Indemnified Party of any representation, warranty, covenant or other agreement of such Selling Indemnified Party contained in this Agreement.

              (c) If and to the extent that any indemnification provided for in this Agreement is unenforceable for any reason, the Indemnifying Parties (as defined below) obligated to indemnify any Indemnified Party (as defined below) shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable laws. In connection with the obligation of the Indemnifying Parties to indemnify for expenses as set forth herein, the Indemnifying Parties further agree, upon presentation of appropriate invoices containing reasonable detail, to reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel, as limited by Section 8.2 below) as they are incurred by such Indemnified Party.

         8.2.      NOTIFICATION.

         If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against any party entitled to indemnification pursuant to this Section 8 (an "Indemnified Party") in respect of which indemnity may be sought from any party required to indemnify such Indemnified Party (an "Indemnifying Party"), such Indemnified Party shall promptly notify the Indemnifying Party in writing, and such Indemnifying Party shall assume the defense thereof, including the employment of counsel selected by such Indemnifying Party and reasonably satisfactory to such Indemnified Party and the payment of all expenses; PROVIDED, HOWEVER, that any failure to so notify such Indemnifying Party shall not impair obligations hereunder except and only to the extent that such failure results in actual prejudice to such

Indemnifying Party. Such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such Indemnified Party unless (a) such Indemnifying Party agreed to pay such fees and expenses or (b) such Indemnifying Party shall have failed to assume the defense of such action or proceeding or has failed to employ counsel reasonably satisfactory to such Indemnified Party in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and such Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to such Indemnifying Party (in which case, such Indemnifying Party shall employ separate counsel at the expense of such Indemnifying Party, it being understood, however, that such Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such Indemnified Party and any other Indemnified Parties). No Indemnifying Party shall be liable for any settlement of any such action or proceeding effected without its written consent (which shall not be withheld unreasonably), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, such Indemnifying Party agrees to indemnify and hold harmless such Indemnified Party from and against any Liabilities by reason of such settlement or judgment. No Indemnifying Party shall agree to any settlement of any third party claim without the consent of the Indemnified Party, which shall not be withheld if such settlement provides only for the payment of money to be paid by the Indemnifying Party.

                                   ARTICLE 9.
                                  MISCELLANEOUS

         9.1.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         All of the representations and warranties made herein shall survive the Closing.

         9.2.      NOTICES.

         All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, courier service or personal delivery or via facsimile:

              (a)  if to the Purchaser:

                   USi Partners, Ltd.
                   c/o The Crisler Company

                   441 Vine Street
                   Suite 3900
                   Cincinnati, Ohio  45202
                   Attn:  R. Dean Meiszer

              (b)  if to the Company:

                   USinternetworking, Inc.
                   175 Admiral Cochrane Drive
                   Suite 400
                   Annapolis, Maryland  21401
                   Attention:  Christopher R. McCleary

                   with a copy to:

                   Latham & Watkins
                   1001 Pennsylvania Avenue, N.W.
                   Suite 1300
                   Washington, D.C.  20004-2505
                   Attention:  James F. Rogers, Esq.

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; if delivered by facsimile, upon confirmation of such transmission; and five business days after being deposited in the mail, postage prepaid, if mailed.

         9.3.      SUCCESSORS AND ASSIGNS.

         This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. This Agreement may be assigned by the Purchaser to any permitted transferee of all or part of the Preferred Shares or the Common Stock issued upon conversion thereof. The Company may not assign any of its rights under this Agreement without the written consent of the Purchaser. Except as provided in this Section 9.3, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of any of the Transaction Agreements.

         9.4.      AMENDMENT AND WAIVER.

              (a) No failure or delay on the part of the Company or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchaser at law, in equity or otherwise.

              (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company (if applicable) and the Purchaser, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any party in any case shall entitle any party hereto to any other or further notice or demand in similar or other circumstances.

         9.5.      COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         9.6.      HEADINGS.

         The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         9.7.      GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to the principles of conflicts of law of such state.

         9.8.      JURISDICTION.

         Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of Maryland or of the United States of America for the District of Maryland and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 9.2, such service to become effective 10 days after such mailing.

         9.9.      SEVERABILITY.

         If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         9.10.     RULES OF CONSTRUCTION.

         Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

         9.11.     ENTIRE AGREEMENT.

         This Agreement, together with the exhibits and schedules hereto and the other Transaction Agreements, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits hereto, and the other Transaction Agreements supersede all prior agreements and understandings between the parties with respect to such subject matter.

         9.12.     PUBLICITY.

         Except as may be required by applicable law, none of the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto, provided that the Purchaser may nonetheless communicate with its partners concerning such transactions and investment in the Company and may publish a "tombstone" in the customary form with respect to its investment. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

         9.13.     FURTHER ASSURANCES.

         Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

         9.14.     WAIVER OF JURY TRIAL.

         EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                                  USINTERNETWORKING, INC.


                                  By:/s/Christopher R. McCleary
                                     -------------------------------
                                  Name: Christopher R. McCleary
                                       -----------------------------
                                  Title: Cheif Executive Officer
                                        ----------------------------


                                  USI PARTNERS, LTD.

                                  By: /s/R. Dean Meiszer
                                     -------------------------------
                                  Name: R. Dean Meiszer
                                       -----------------------------
                                  Title: President
                                        ----------------------------